Exhibit 99.1

AgroFresh Solutions Announces Repurchase Program For Publicly-Traded Warrants

Philadelphia, PA, September 10, 2015 — AgroFresh Solutions, Inc. (“AgroFresh” or the “Company”) (NASDAQ: AGFS, AGFSW) announced today that its Board of Directors has approved a warrant repurchase program, authorizing AgroFresh to repurchase, in the aggregate, up to $2.5 million of its publicly-traded warrants to purchase common stock.  AgroFresh currently has approximately 11.0 million public warrants outstanding.  The warrant repurchase program will remain in effect until May 31, 2016, unless terminated earlier by the Board of Directors.

Thomas Macphee, AgroFresh Chief Executive Officer, stated, “This authorization underscores our confidence in the strength of the business and our strong belief that AgroFresh presents a compelling investment opportunity.  The execution of the authorization will serve to maximize value for our shareholders.”

Under the program authorized by the Board of Directors, warrant repurchases may be made on the open market or through private transactions, as determined by the Company’s management and in accordance with prevailing market conditions and Securities and Exchange Commission requirements. The Company expects to adopt one or more purchase plans pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in order to implement the warrant repurchase program. The timing and amount of any warrant repurchases will depend on the terms and conditions contained in any such 10b5-1 Plan adopted by the Company, the market price of the Company’s warrants and trading volumes, and no assurance can be given that any particular amount of warrants will be repurchased. The Company is not obligated to acquire a particular number of warrants, and the program may be discontinued at any time at the Company’s discretion.

About AgroFresh

AgroFresh Solutions, Inc. (NASDAQ: AGFS) is a global industry leader in providing innovative data-driven specialty solutions aimed at enabling growers and packers of fresh produce to preserve and enhance the freshness, quality and value of fresh produce and to maximize the percentage of produce supplied to the market relative to the amount of produce grown. Its flagship product is the SmartFresh™ Quality System, a freshness protection technology proven to maintain firmness, texture and appearance of fruits during storage and transport. SmartFresh is currently commercialized in 45 countries worldwide. For more information, please visit http://www.agrofresh.com/home

Forward-Looking Statements

In addition to historical information, this release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, information concerning the Company’s possible or assumed future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk that the business combination between the Company and The Dow Chemical Company (the “Business Combination”) disrupts current plans and operations; the Company’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably; costs related to the Business Combination and/or related to operating AgroFresh as a stand-alone public company; changes in applicable laws or regulations, and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in the Company’s filings with the SEC (available at www.sec.gov), including the definitive proxy statement filed on July 16, 2015 with the SEC in connection with the Business Combination and available at the SEC’s website at www.sec.gov.

Contact:

AgroFresh Solutions, Inc.

Erica Bartsch

Sloane & Company

+1 (212) 446-1875

ebartsch@sloanepr.com

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